Exhibit 99.1

Edgio Reports Third Quarter 2023 Results

Q3 2023 Revenue of $97.0 Million

Record Applications Bookings in 3Q 2023, Up More Than 150%, Sequentially

Reiterate Expectation of Breakeven Adjusted EBITDA in 4Q 2023

Receives $66 Million and Exchanges 95% of its Existing 2025 Convertible Notes for New 2027 Convertible Notes

Edgio to host third quarter 2023 earnings call at 8am EST on Wednesday, November 15th

Phoenix, Arizona, November 14, 2023 - Edgio, Inc. (Nasdaq: EGIO) (Edgio), the platform of choice for speed, security and simplicity at the edge, today reported financial results for the third quarter ended September 30, 2023.

“Edgio delivered record bookings in the third quarter, reflecting the strength of our momentum and our commitment to pursuing our transformation strategy,” said Bob Lyons, President and CEO of Edgio. “The new capital infusion provides us with the additional financial flexibility to build on the momentum underway. We have now strengthened all aspects of our strategic objectives and expect to drive substantial year-over-year improvements in Adjusted EBITDA and free cash flow in 2024.”

Recent Business Highlights

•	New logo and expansion revenue surpassed revenue churn in the third quarter

•	Revenue churn declined more than 24% from the fourth quarter 2022, and more than 35% sequentially

•	Record Applications bookings in the third quarter increased approximately 150% from the second quarter

•	New logo bookings grew almost 400% and upsell bookings were up almost 300%, sequentially, in the third quarter

•

Notable wins for Applications include a €250 billion automotive group in Europe, and a domestic pet supplies retailer. Renewals include an Asian airline and a large AI semiconductor company. Upsells were with a large hardware company in Asia, a leading health food company in the U.S., a unicorn e-commerce marketplace in Brazil and a media company in India

•	New product release of API Security solution in general availability

•

Announced managed service offering and strategic partner ecosystem with leading technology vendors in the streaming industry – Accedo, Bitmovin, Grabyo, Vimond -, and Wurl - to seamlessly integrate technologies across the entire streaming technology stack

•

Introduced enterprise-level Protect and Perform Applications Bundles, combining Tier-1 web performance capabilities with a full-spectrum web security suite and enterprise-level Security Operations Center (SOC) support services – all in a single, comprehensive package, thus eliminating complex billing structures and unpredictable costs

•	Announced investment in Security Operations Center (SOC) to broaden security managed services, incident response and threat intelligence

•

Awarded “Competitive Strategy Leadership Award” by Frost & Sullivan and “Overall Web Security Solution of The Year” by CyberSecurity Breakthrough Awards. Edgio is also a finalist in InfoWorld’s Technology of the Year awards for DevOps Security

•	On track to operationalize approximately $85-90 million of expected run-rate cost savings, by end of 2023 and forecasted higher by end of 2024

Third Quarter Financial highlights:

Revenue

•

Revenue of $97.0 million, increased 1.3% sequentially as new and existing client revenue growth exceeded churned revenue. Year-over-year decline of 12.4% was driven by previously communicated churn at Edgecast and elongated booking cycle.

Gross margin

•	GAAP gross margin was 23.9%, compared to 22.6% quarter over quarter and 25.8% year over year.

•	Non-GAAP gross margin was 28.0%, compared to 26.9% quarter over quarter and 31.4% year over year.

•

Cash gross margin was 32.1%, compared to 30.8% quarter over quarter and 41.2% year over year. The sequential improvement was due to higher revenue and continued cost savings initiatives partially offset by higher switching costs related to a cloud platform services provider.

Operating expenses

•

GAAP operating expenses, including share-based compensation of $3.3 million, restructuring charges of $0.1 million to achieve cost synergies, $0.0 restatement expenses, and acquisition and legal related expenses of $0.4 million were 48% of revenue, compared to 57.3% in the second quarter of 2023 and 67.6% in the third quarter of 2022.

•

Non-GAAP operating expenses, excluding share-based compensation, restructuring charges, restatement related expenses, and acquisition and legal related expenses, were 44.0% of revenue, compared to 47.0% in the second quarter of 2023 and 48.0% in the third quarter of 2022.

•

Cash operating expenses, excluding share-based compensation, restructuring charges, restatement related expenses, and acquisition and legal related expenses, depreciation and amortization were 41.8% of revenue, compared to 44.8% in the second quarter of 2023 and 46.4% in the third quarter of 2022. The decline in cash operating expenses was primarily due to realization of cost savings from previously announced cost containment efforts.

Adjusted EBITDA

•

Adjusted EBITDA for the quarter was a loss of $9.5 million, compared to a loss of $13.4 million in the second quarter of 2023 primarily due to higher revenues and continuous execution on cost savings initiatives.

Capital Expenditure

•	Year-to-date capital expenditure, net of payments from ISPs, was $4.9 million or 1.7% of revenue.

•

We expect to continue to be efficient with our capital expenditure as a result of stronger operational discipline, leveraging our excess capacity, and higher revenue contribution from software solutions that have lower capital requirements.

Cash, Cash Equivalents, and Marketable Securities

•	Cash, cash equivalents, and marketable securities were $27.6 million as of September 30, 2023, compared to $36.2 million as of June 30, 2023.

•	Net cash used in operations during the quarter was $10.7 million.

2023 Guidance:

“Over the last year, we have introduced award-winning products, accelerated our go-to-market initiatives, improved operations and strengthened our balance sheet,” said Stephen Cumming, CFO of Edgio. “We are accelerating our focus on revenue quality and unit economics, which combined with the ongoing cost savings initiatives, set us up for further adjusted EBITDA margin expansion in 2024.”

For the fourth quarter of 2023, the guidance is as follows:

•	Revenue between $96 and $98 million

•	Adjusted EBITDA range of negative $1 million to positive $1 million

•	Capital expenditure in the range of $3 to $6 million

For 2023, we have revised our range and are currently expecting:

•	Revenue between $391 and $393 million, a growth of 15.5 to 16.0 percent year over year

•	Adjusted EBITDA range of negative $38 to negative $36 million

•	Capital expenditure between $10 and $13 million, implying 2.6% and 3.3% of revenue

New Capital Infusion to Drive Growth Strategies

In a separate press release and related Form 8-K filing issued earlier today, Edgio announced that it has entered into an agreement with Lynrock Lake Master Fund LP (“Lynrock”), one of the Company’s existing investors, to provide the business with $66 million in new financing. The agreement also exchanges Lynrock’s existing unsecured convertible notes due 2025 for secured convertible notes due 2027. The press release can be found on the Investor Relations page of the Company’s website.

Update to Annual Shareholder Meeting

The Shareholder meeting previously scheduled for Thursday November 16, will be rescheduled.

Conference Call

At approximately 8:00 a.m. EST (5:00 a.m. PST) tomorrow, management will host a quarterly conference call for investors. Interested parties can access the call by dialing (800) 715-9871 from the United States or (646) 307-1963 internationally, with access code 2099001. The conference call will also be audiocast live from www.edg.io and a replay will be available following the call from the Edgio website.

Financial Tables

Edgio, Inc.

Consolidated Balance Sheets

(In thousands, except per share data)

	September 30, 2023	June 30, 2023	December 31, 2022
	(Unaudited)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$27,633	$36,188	$55,275
Marketable securities	—	—	18,734
Accounts receivable, net	66,746	63,563	84,627
Income taxes receivable	1,339	155	105
Prepaid expenses and other current assets	33,682	36,778	36,374

Total current assets	129,400	136,684	195,115
Property and equipment, net	70,170	73,667	73,467
Operating lease right of use assets	4,614	4,816	5,290
Deferred income taxes	2,759	2,925	2,338
Goodwill	168,547	168,775	169,156
Intangible assets, net	75,592	80,948	91,661
Other assets	2,191	2,582	5,353

Total assets	$453,273	$470,397	$542,380

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$78,252	$63,799	$52,776
Deferred revenue	8,972	10,132	9,286
Operating lease liability obligations	2,769	3,621	4,557
Income taxes payable	2,944	3,155	3,133
Financing obligations	9,234	8,944	6,346
Other current liabilities	49,877	55,271	76,160

Total current liabilities	152,048	144,922	152,258
Convertible senior notes, net	123,292	123,070	122,631
Operating lease liability obligations, less current portion	7,465	7,730	9,181
Deferred income taxes	1,427	1,431	596
Deferred revenue, less current portion	1,555	2,247	2,949
Financing obligations, less current portion	13,030	14,208	13,784
Other long-term liabilities	855	858	1,658

Total liabilities	299,672	294,466	303,057
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.001 par value; 7,500 shares authorized; no shares issued and outstanding	—	—	—
Common stock, $0.001 par value; 300,000 shares authorized; 225,533, 223,380, and 222,232 shares issued and outstanding as of September 30, 2023, June 30, 2023, and December 31, 2022, respectively	226	223	222
Common stock contingent consideration	16,300	16,300	16,300
Additional paid-in capital	817,390	814,405	807,507
Accumulated other comprehensive loss	(12,148)	(11,321)	(11,665)
Accumulated deficit	(668,167)	(643,676)	(573,041)

Total stockholders’ equity	153,601	175,931	239,323

Total liabilities and stockholders’ equity	$453,273	$470,397	$542,380

Edgio, Inc.

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended					Nine Months Ended
	Sept 30,	June 30,	Percent	Sept 30,	Percent	Sept 30,	Sept 30,	Percent
	2023	2023	Change	2022	Change	2023	2022	Change
Revenue	$97,035	$95,765	1%	$110,832	(12)%	$294,748	$229,757	28%
Cost of revenue:
Cost of services (1)	66,359	66,742	(1)%	67,140	(1)%	200,454	138,531	45%
Depreciation — network	3,965	3,788	5%	10,903	(64)%	11,363	23,542	(52)%
Amortization — technology	3,516	3,546	(1)%	4,166	(16)%	10,549	5,354	97%

Total cost of revenue	73,840	74,076	—%	82,209	(10)%	222,366	167,427	33%

Gross profit	23,195	21,689	7%	28,623	(19)%	72,382	62,330	16%
Gross profit percentage	23.9%	22.6%		25.8%		24.6%	27.1%
Operating expenses:
General and administrative (1)	13,015	14,480	(10)%	22,138	(41)%	44,331	64,783	(32)%
Sales and marketing (1)	15,433	16,167	(5)%	14,448	7%	51,222	32,909	56%
Research and development (1)	15,958	18,739	(15)%	32,462	(51)%	55,713	54,211	3%
Depreciation and amortization	2,126	2,146	(1)%	1,777	20%	6,392	3,129	104%
Restructuring charges	72	3,336	(98)%	4,070	(98)%	3,908	9,136	(57)%

Total operating expenses	46,604	54,868	(15)%	74,895	(38)%	161,566	164,168	(2)%
Operating loss	(23,409)	(33,179)	NM	(46,272)	NM	(89,184)	(101,838)	NM
Other income (expense):
Interest expense	(1,604)	(1,701)	NM	(1,546)	NM	(4,882)	(4,434)	NM
Interest income	304	152	NM	140	NM	853	200	NM
Other income (expense), net	705	(545)	NM	(1,005)	NM	(649)	(2,864)	NM

Total other expense	(595)	(2,094)	NM	(2,411)	NM	(4,678)	(7,098)	NM

Loss before income taxes	(24,004)	(35,273)	NM	(48,683)	NM	(93,862)	(108,936)	NM
Income tax expense (benefit)	487	379	NM	440	NM	1,264	(18,943)	NM

Net loss	(24,491)	(35,652)	NM	(49,123)	NM	(95,126)	(89,993)	NM

Net loss per share:
Basic	$(0.11)	$(0.16)		$(0.22)		$(0.43)	$(0.53)

Diluted	$(0.11)	$(0.16)		$(0.22)		$(0.43)	$(0.53)

Weighted-average shares used in per share calculation:
Basic	223,657	222,914		220,194		223,011	169,166
Diluted	223,657	222,914		220,194		223,011	169,166

(1)	Includes share-based compensation and acquisition and legal related charges (see supplemental table for figures)

Edgio, Inc.

Supplemental Financial Data

(In thousands)

(Unaudited)

	Three Months Ended			Nine Months Ended
	Sept 30.	June 30,	Sept 30,	Sept 30.	Sept 30.
	2023	2023	2022	2023	2022
Share-based compensation:
Cost of services	$395	$321	$855	$1,395	$1,589
General and administrative	1,100	1,151	2,200	3,667	6,469
Sales and marketing	430	375	727	1,422	3,284
Research and development	1,762	1,512	4,571	5,762	11,314

Total share-based compensation	$3,687	$3,359	$8,353	$12,246	$22,656

Acquisition and legal related charges:
Cost of services	$82	$182	$1,106	$375	$1,176
General and administrative	103	261	6,898	953	26,527
Sales and marketing	11	49	292	102	292
Research and development	326	549	2,975	1,285	2,997

Total acquisition and legal related charges	$522	$1,041	$11,271	$2,715	$30,992

Depreciation and amortization:
Network-related depreciation	$3,965	$3,788	$10,903	$11,363	$23,542
Amortization - technology	3,516	3,546	4,166	10,549	5,354
Other depreciation and amortization	286	292	1,026	872	1,608
Amortization - operating expenses	1,840	1,854	751	5,520	1,521

Total depreciation and amortization	$9,607	$9,480	$16,846	$28,304	$32,025

End of period statistics:
Approximate number of active clients	829	888	994	829	994

Number of employees and employee equivalents	822	862	1,057	822	1,057

Use of Non-GAAP Financial Measures

To evaluate our business, we consider and use non-generally accepted accounting principles (“Non-GAAP”) net loss, EBITDA, and Adjusted EBITDA as supplemental measures of operating performance. These measures include the same adjustments that our management takes into account when it reviews and assesses operating performance on a period-to-period basis. We consider Non-GAAP net loss to be an important indicator of our overall business performance. We define Non-GAAP net loss to be U.S. GAAP net loss, adjusted to exclude share-based compensation, non-cash interest expense, restructuring charges, acquisition and legal related expenses, amortization of intangible assets, and restatement related expenses. We believe that EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries. We define EBITDA as U.S. GAAP net loss, adjusted to exclude interest expense, interest and other (income) expense, income tax expense, and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted to exclude share-based compensation, restructuring charges, acquisition and legal related expenses, and restatement related expenses. We use Adjusted EBITDA as a supplemental measure to review and assess operating performance. Our management uses these Non-GAAP financial measures because, collectively, they provide valuable information on the performance of our on-going operations, and they also enable us to compare against our peer companies and against other companies in our industry and adjacent industries. We believe these measures also provide similar insights to investors, and enable investors to review our results of operations “through the eyes of management.”

Furthermore, our management uses these Non-GAAP financial measures to assist them in making decisions regarding our strategic priorities and areas for future investment and focus. The terms Non-GAAP net loss, EBITDA, and Adjusted EBITDA are not defined under U.S. GAAP, and are not measures of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Our Non-GAAP net loss, EBITDA, and Adjusted EBITDA have limitations as analytical tools, and when assessing our operating performance, Non-GAAP net loss, EBITDA, and Adjusted EBITDA should not be considered in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Some of these limitations include, but are not limited to:

•	Non-GAAP net loss, EBITDA, and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	These measures do not reflect changes in, or cash requirements for, our working capital needs;

•	Non-GAAP net loss, EBITDA, and Adjusted EBITDA do not reflect the cash requirements necessary for litigation costs, including provision for litigation and litigation expenses;

•	These measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;

•	These measures do not reflect income taxes or the cash requirements for any tax payments;

•

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA, and Adjusted EBITDA do not reflect any cash requirements for such replacements;

•

While share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and

•	Other companies may calculate Non-GAAP net loss, EBITDA, and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.

We compensate for these limitations by relying primarily on our U.S. GAAP financial results and using Non-GAAP net loss, EBITDA, and Adjusted EBITDA only as supplemental support for management’s analysis of business performance. Non-GAAP net loss, EBITDA, and Adjusted EBITDA are calculated as follows for the periods presented in thousands.

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Item 10(e) of Regulation S-K, we are presenting the most directly comparable U.S. GAAP financial measures and reconciling the unaudited Non-GAAP financial metrics to the comparable U.S. GAAP measures. Per share amounts may not foot due to rounding.

Forward-looking non-GAAP financial measures are presented without reconciliations of such forward-looking non-GAAP measures because the GAAP financial measures are not accessible on a forward-looking basis and reconciling information is not available without unreasonable effort due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including adjustments reflected in our reconciliation of historic non-GAAP financial measures, the amounts of which, based on historical experience, could be material.

Edgio, Inc.

Reconciliation of U.S. GAAP Net Loss to Non-GAAP Net Loss

(In thousands)

(Unaudited)

	Three Months Ended						Nine Months Ended
	September 30, 2023		June 30, 2023		September 30, 2022		September 30, 2023		September 30, 2022
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
U.S. GAAP net loss	$(24,491)	$(0.11)	$(35,652)	$(0.16)	$(49,123)	$(0.22)	$(95,126)	$(0.43)	$(89,993)	$(0.53)
Share-based compensation	3,687	0.02	3,359	0.02	8,353	0.04	12,246	0.05	22,656	0.13
Non-cash interest expense	223	—	220	—	214	—	661	—	634	—
Restructuring charges	72	—	3,336	0.01	4,070	0.02	3,908	0.02	9,136	0.05
Acquisition and legal related expenses	522	—	1,041	—	11,271	0.05	2,715	0.01	30,992	0.18
Amortization of intangible assets	5,356	0.02	5,400	0.02	4,917	0.02	16,069	0.07	6,875	0.04
Restatement related expenses	—	—	2,588	0.01	—	—	4,763	0.02	—	—

Non-GAAP net loss	$(14,631)	$(0.07)	$(19,708)	$(0.09)	$(20,298)	$(0.09)	$(54,764)	$(0.25)	$(19,700)	$(0.12)

Weighted-average shares used in per share calculation:		223,657		222,914		220,194		223,011		169,166

Edgio, Inc.

Reconciliation of U.S. GAAP Net Loss to EBITDA to Adjusted EBITDA

(In thousands)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
U.S. GAAP net loss	$(24,491)	$(35,652)	$(49,123)	$(95,126)	$(89,993)
Depreciation and amortization	9,607	9,480	16,846	28,304	32,025
Interest expense	1,604	1,701	1,546	4,882	4,434
Interest and other (income) expense, net	(1,009)	393	865	(204)	2,664
Income tax expense (benefit)	487	379	440	1,264	(18,943)

EBITDA	$(13,802)	$(23,699)	$(29,426)	$(60,880)	$(69,813)
Share-based compensation	3,687	3,359	8,353	12,246	22,656
Restructuring charges	72	3,336	4,070	3,908	9,136
Acquisition and legal related expenses	522	1,041	11,271	2,715	30,992
Restatement related expenses	—	2,588	—	4,763	—

Adjusted EBITDA	$(9,521)	$(13,375)	$(5,732)	$(37,248)	$(7,029)

Edgio, Inc.

Reconciliation of U.S. GAAP Financial Measures to Non-GAAP Financial Measures

(In thousands)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
GAAP gross profit	$23,195	$21,689	$28,623	$72,382	$62,330
Share-based compensation	395	321	855	1,395	1,589
Acquisition and legal related charges	82	182	1,106	375	1,176
Amortization—technology	3,516	3,546	4,166	10,549	5,354

Non-GAAP gross profit	$27,188	$25,738	$34,750	$84,701	$70,449

Non-GAAP gross margin	28.0%	26.9%	31.4%	28.7%	30.7%
GAAP general and administrative expense	$13,015	$14,480	$22,138	$44,331	$64,783
Share-based compensation	1,100	1,151	2,200	3,667	6,469
Acquisition and legal related charges	103	261	6,898	953	26,527
Restatement related expenses	—	2,588	—	4,763	—

Non-GAAP general and administrative expense	$11,812	$10,480	$13,040	$34,948	$31,787

GAAP sales and marketing expense	$15,433	$16,167	$14,448	$51,222	$32,909
Share-based compensation	430	375	727	1,422	3,284
Acquisition and legal related charges	11	49	292	102	292

Non-GAAP sales and marketing expense	$14,992	$15,743	$13,429	$49,698	$29,333

GAAP research and development expense	$15,958	$18,739	$32,462	$55,713	$54,211
Share-based compensation	1,762	1,512	4,571	5,762	11,314
Acquisition and legal related charges	326	549	2,975	1,285	2,997

Non-GAAP research and development expense	$13,870	$16,678	$24,916	$48,666	$39,900

GAAP depreciation and amortization	$2,126	$2,146	$1,777	$6,392	$3,129
Amortization—operating expenses	(1,840)	(1,854)	(751)	(5,520)	(1,521)

Non-GAAP depreciation and amortization	$286	$292	$1,026	$872	$1,608

GAAP operating loss	$(23,409)	$(33,179)	$(46,272)	$(89,184)	$(101,838)
Share-based compensation	3,687	3,359	8,353	12,246	22,656
Amortization of intangible assets	5,356	5,400	4,917	16,069	6,875
Restatement related expenses	—	2,588	—	4,763	—
Acquisition and legal related charges	522	1,041	11,271	2,715	30,992
Restructuring charges	72	3,336	4,070	3,908	9,136

Non-GAAP operating loss	$(13,772)	$(17,455)	$(17,661)	$(49,483)	$(32,179)

GAAP pre-tax loss	$(24,004)	$(35,273)	$(48,683)	$(93,862)	$(108,936)
Share-based compensation	3,687	3,359	8,353	12,246	22,656
Amortization of intangible assets	5,356	5,400	4,917	16,069	6,875
Acquisition and legal related charges	522	1,041	11,271	2,715	30,992
Restructuring charges	72	3,336	4,070	3,908	9,136
Non-cash interest expense	223	220	214	661	634
Restatement related expenses	—	2,588	—	4,763	—

Non-GAAP pre-tax loss	$(14,144)	$(19,329)	$(19,858)	$(53,500)	$(38,643)

GAAP net loss	$(24,491)	$(35,652)	$(49,123)	$(95,126)	$(89,993)
Share-based compensation	3,687	3,359	8,353	12,246	22,656

	Three Months Ended			Nine Months Ended
	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
Amortization of intangible assets	5,356	5,400	4,917	16,069	6,875
Acquisition and legal related charges	522	1,041	11,271	2,715	30,992
Restructuring charges	72	3,336	4,070	3,908	9,136
Non-cash interest expense	223	220	214	661	634
Restatement related expenses	—	2,588	—	4,763	—

Non-GAAP net loss	$(14,631)	$(19,708)	$(20,298)	$(54,764)	$(19,700)

Non-GAAP fully weighted-average basic shares	223,657	222,914	220,194	223,011	169,166
Non-GAAP fully weighted-average diluted shares	223,657	222,914	220,194	223,011	169,166
Non-GAAP net loss per Non-GAAP basic share	$(0.07)	$(0.09)	$(0.09)	$(0.25)	$(0.12)
Non-GAAP net loss per Non-GAAP diluted share	$(0.07)	$(0.09)	$(0.09)	$(0.25)	$(0.12)

Edgio, Inc.

Reconciliation of U.S. GAAP Gross Profit to U.S. Non-GAAP Gross Profit to Cash Gross Profit

(In thousands)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2023	June 30, 2023	September 30, 2022	September 30, 2023	September 30, 2022
GAAP gross profit	$23,195	$21,689	$28,623	$72,382	$62,330
Share-based compensation expense	395	321	855	1,395	1,589
Acquisition and legal related charges	82	182	1,106	375	1,176
Amortization—technology	3,516	3,546	4,166	10,549	5,354

Non-GAAP gross profit	27,188	25,738	34,750	84,701	70,449

Non-GAAP gross margin	28.0%	26.9%	31.4%	28.7%	30.7%

Depreciation	3,965	3,788	10,903	11,363	23,542

Cash gross profit	$31,153	$29,526	$45,653	$96,064	$93,991

Cash gross margin	32.1%	30.8%	41.2%	32.6%	40.9%

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties. These statements include, among others, statements regarding our expectations regarding revenue, gross margin, non-GAAP net loss, EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, capital expenditures, run-rate savings, churn reductions, and pipeline conversions, including the impacts of seasonality, our ability to drive long-term value creation for our shareholders, our ability to achieve Adjusted EBITDA profitability, reduce our fixed costs and our breakeven point, and align our cost structure with our revenue baseline, our ability to leverage excess capacity and exercise operational discipline, the integration of Edgecast and our future prospects, areas of investment, and product launches. Our expectations and beliefs regarding these matters may not materialize. The potential risks and uncertainties that could cause actual results or outcomes to differ materially from the results or outcomes predicted include, among other things, reduction of demand for our services from new or existing clients, unforeseen changes in our hiring patterns, adverse outcomes in litigation, experiencing expenses that exceed our expectations, and acquisition activities and contributions from acquired businesses. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our most recent reports on Forms 10-K and 10-Q, particularly under the heading “Risk Factors.” Copies of these filings are available online on our investor relations website at investors.edg.io and on the SEC website at www.SEC.gov. All information provided in this release and in the attachments is as of November 14, 2023, and we undertake no duty to update this information in light of new information or future events, unless required by law.

About Edgio

Edgio (NASDAQ: EGIO) helps companies deliver online experiences and content faster, safer, and with more control. Its developer-friendly, globally scaled edge network, combined with fully integrated application and media solutions, provide a single platform for the delivery of high-performing, secure web properties and streaming content. Through this fully integrated platform and end-to-end edge services, companies can deliver content quicker and more securely, thus boosting overall revenue and business value. To learn more, visit edg.io and follow us on Twitter, LinkedIn and Facebook.

Copyright (C) 2023 Edgio, Inc. All rights reserved. All product or service names are the property of their respective owners.

CONTACT:

Edgio, Inc.

Investor relations: Sameet Sinha, 602-850-4973

ir@edg.io